                                                                     EXHIBIT 4.8
                                                                     -------
                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT (the "Stock Purchase Agreement") is made and entered into as of May 15, 2001 between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company"), and BARRY M. BAROVICK ("Executive").

     WHEREAS, the Company and Executive have entered into an employment agreement effective as of May 15, 2001 (the "Employment Agreement"), whereby Executive will be President and Chief Executive Officer of the Company; and

     WHEREAS, the Employment Agreement provides for the purchase of shares of common stock of the Company, $.01 par value per share ("Shares" or "Common Stock"), subject to the terms and conditions of a stock purchase agreement to be entered into by the parties, in order to provide an opportunity to Executive to acquire an equity ownership position in the Company on favorable terms, as an incentive to contribute to the success of the Company.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and terms hereafter set forth, it is agreed as follows:

     1.  Sale of Stock.  The Company offers to sell to Executive, and hereby
         -------------
grants to Executive the right to buy, up to 125,000 Shares on August 13, 2001 (the "Purchase Date"); provided, that Executive continues in employment with the Company from the date of this Stock Purchase Agreement through the Purchase Date. In order to accept the Company's offer to purchase the Shares, Executive shall deliver to the Company's Stock Administrator his written and signed election to purchase the Shares in substantially the form attached hereto as Exhibit A, by the Purchase Date. The Company's offer to sell Shares to Executive, to the extent not accepted by the close of business on the Purchase Date, shall expire at that time, unless the time for acceptance is extended by action of the Board of Directors of the Company (the "Board").

     2.  Purchase Price.  The purchase price per Share of the Shares sold to
         --------------
Executive hereunder (the "Purchased Shares") shall be a price which is $ .50 below "Fair Market Value" per share. "Fair Market Value" of a share of Common Stock as of any given date shall mean: (i) the closing price of the Common Stock on the New York Stock Exchange (as reported for regular trading hours and not extended hours) on the trading day preceding such date. In determining the Fair Market Value of the Common Stock, the Company may rely on the closing price as reported in the New York Stock Exchange composite transactions published in
a) the Wall Street Journal; b) the Yahoo Finance internet site, or c) such other reliable source of information as the Company deems appropriate.

     3.  Payment of the Purchase Price.  The aggregate purchase price for the
         -----------------------------
Shares purchased by Executive hereunder shall be paid by delivery to the Company of cash or a cashier's or certified check within five business days of the Purchase Date.

     4.   Conditions to Issuance of the Purchased Shares.   The following
          ----------------------------------------------
conditions apply as a prerequisite to the Company's obligation to issue any Shares or deliver any certificate for Shares or other evidence of ownership of Shares purchased by Executive hereunder:

               (a) Executive understands and agrees that Executive's election to purchase the Shares or any portion thereof, under the terms of this Stock Purchase Agreement, shall be irrevocable and Executive agrees to make payment to the Company for the Shares purchased. Executive represents that he has had full access to information about the Company to the extent necessary for, and has made, an informed investment decision. Executive warrants and represents that he has not relied on any representations of the Company or its management regarding the purchase of Shares hereunder except as expressly stated herein.

               (b) Satisfactory arrangements must have been made for the payment (in cash or via a reduction of the number of Shares issuable upon purchase) by Executive of any federal, state and local taxes required to be paid and/or withheld on account of purchase of the Shares.

               (c) If, at the time of purchase of the Shares hereunder, there is not in effect a registration statement registering the purchased Shares under the Securities Act of 1933, as amended (the "1933 Act"), Executive acknowledges and agrees that the Shares will be purchased only for investment and without any present intention to sell or distribute such Shares, and otherwise in full compliance with the terms and conditions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other applicable federal and state securities laws, including regulations thereunder (the "Securities Laws"). Executive further understands that the Securities Laws, and/or the Company's compliance requirements thereunder, may impose restrictions on transfer of the Shares acquired hereunder.

               (d) The Company may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect compliance with the Securities Laws, including, but not limited to, placing legends on shares certificates and issuing stop-transfer orders to transfer agents and registrars.

               (e) In the event that the election to purchase Shares hereunder shall be exercised by any person or persons other than the Executive, the Company is entitled to require proof, satisfactory to the Administrator, of the right of such person(s) to do so.

               (f) The Shares shall be admitted to listing on all stock exchanges on which such class of stock is then listed; and

               (g) Any registration or other qualification of the Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable, shall be completed; and (h) Any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable shall be obtained.

     5.  Issuance of the Purchased Shares.   The Shares issuable and deliverable
         --------------------------------
upon Executive's election hereunder may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Upon receipt of Executive's election to purchase Shares and payment therefor under this Stock Purchase Agreement, the Company's Stock Administrator shall arrange for issuance and delivery to Executive of certificates representing the Shares. Executive understands and agrees that the Purchased Shares shall be registered in his name and in certificated form.

     6.  Legends on Share Certificates.   Executive understands and agrees that
         -----------------------------
the Company shall cause legends in substantially the form set forth below to be placed on the Share certificates evidencing ownership of the Purchased Shares, together with any other legends that may be required by applicable state or federal securities laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, ASSIGNED, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS OF THE ISSUER AS SET FORTH IN THE STOCK PURCHASE AGREEMENT DATED MAY 15, 2001 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON THE ORIGINAL HOLDER AND TRANSFEREES OF THESE SHARES.

     7.  Stop-Transfer Notices.  Executive understands and agrees that the
         ---------------------
Company may issue appropriate "stop transfer" instructions to its transfer agent in order to ensure compliance with the restrictions referred to in this Stock Purchase Agreement with respect to the Purchased Shares.

     8.  Repurchase Right of the Company.
         -------------------------------

               (a) Subject to the provisions of Sections 8(b) and 8(c) below, in the event that Executive's employment with the Company is terminated, whether by the Company or by Executive, then the Company shall have the right, commencing upon the date of such termination as reasonably fixed and determined by the Company, to repurchase up to all of the Purchased Shares, at a repurchase price equal to the purchase price per Share paid by Executive for the

Shares (the "Repurchase Right"). Purchased Shares which are subject to the Repurchase Right will hereafter be referred to as the "Unreleased Shares."

               (b) The Company's Repurchase Right shall expire as to 33.33% of the Purchased Shares (to the nearest whole Share) upon each anniversary of the Purchase Date so long as Executive remains continuously employed with the Company.

               (c) Notwithstanding the foregoing provisions, in the following events, the Company's Repurchase Right as to all Unreleased Shares will be immediately extinguished:

                    (i) Following a "Change of Control." "Change of Control" shall have the meaning set forth in the Employment Agreement, and such definition is incorporated herein by reference;

                    (ii) if Executive terminates his employment with the Company for "Good Reason." "Good Reason" shall have the meaning set forth in the Employment Agreement, and such definition is incorporated herein by reference.

                    (iii) if Executive's employment with the Company is terminated by the Company other than for "Cause." "Cause" shall have the meaning set forth in the Employment Agreement, and such definition is incorporated herein by reference.

     9.  Escrow of the Shares.   To insure the availability for delivery of
         ---------------------
Unreleased Shares upon exercise of the Repurchase Right by the Company, Executive hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, repurchased by the Company pursuant to the Repurchase Right and shall, upon execution of this Stock Purchase Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-1. The Unreleased Shares and stock
                          -----------
assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Executive attached as Exhibit C-2 hereto,
                                                             -----------
until the Company exercises its Repurchase Right as provided in Section 8, or until such Unreleased Shares are no longer subject to the Repurchase Right, or until such time as this Stock Purchase Agreement no longer is in effect. As the Purchased Shares become no longer subject to the Repurchase Right, the escrow agent shall promptly deliver to Executive the certificate or certificates representing such Purchased Shares in the escrow agent's possession belonging to the Executive, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Stock Purchase Agreement. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Purchased Shares in escrow and while acting in good faith and in the exercise of its judgment.

     10.  Restrictions on Transfer of the Shares.  Except for the escrow
          --------------------------------------
described in Section 9 hereunder, or transfer of the Shares to the Company or its assignee or designee upon exercise of its Repurchase Right, none of the Purchased Shares nor any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's Repurchase Right in accordance with the provisions of this Stock Purchase Agreement. Notwithstanding the foregoing, the transfer of any or all of the Purchased Shares during Executive's lifetime or on Executive's death by will or intestacy, or such a transfer to a member or members of Executive's Immediate Family shall be exempt from the provisions of this Section, provided that Executive notifies the Company in writing within thirty (30) days of such transfer. An "Immediate Family" member shall mean a parent, sibling, spouse or issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons and/or Executive, or any partnership substantially all of the partners of which are one or more of such persons or Executive or any limited liability company substantially all of the members of which are one or more of such persons or Executive. The terms of this Stock Purchase Agreement shall be binding on and shall inure to the benefit of, any valid transferee under these provisions. The Company shall not be required to (a) transfer on its books any Shares that have been transferred or pledged in violation of any of the provisions of this Stock Purchase Agreement or (b) to treat as owner of such Shares or to accord the rights of a stockholder to any transferee or pledgee to whom such shares shall have been so transferred or pledged. Any such attempted transfer or pledge shall be void.

     11.  Registration of the Shares.  The Company agrees to register the
          --------------------------
Purchased Shares with the Securities and Exchange Commission under the 1933 Act, at its expense, which registration shall be effective no later than the expiration of the Company's Repurchase Right as to any of the Purchased Shares. The Company agrees to maintain the effectiveness of such registration for such period of time as shall be necessary to meet the purposes of this agreement. Executive understands and agrees that registration of the Purchased Shares will not eliminate certain restrictions on transfer of the Shares which may exist under the Securities Laws, based upon Executive's possible status as an "affiliate" of the Company, as that term is defined in the Securities Laws.

     12.  Taxes.
          ------

          (a)  Election of Early Taxability under Section 83(b).  Executive
               ------------------------------------------------
represents that he has reviewed with his own tax advisor the federal, state, local and foreign tax consequences, if any, of this investment and the transactions contemplated by this Stock Purchase Agreement. Executive further represents that he has relied solely on such advisor and not on any statements or representations of the Company or any of its agents with respect to tax matters in connection with this agreement. Executive understand that Executive (and not the Company) shall be responsible for Executive's tax liability that may arise as a result of this investment or the transactions contemplated by this Stock Purchase Agreement. Executive understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the Company's Repurchase Right. Executive understands that he may elect to be taxed at the time the Shares are purchased rather than when the Company's Repurchase Right expires by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days of the Purchase Date. A form for making this election is attached as Exhibit B hereto. Executive agrees to provide a copy of any such election to the Company within 10 business days of filing it with the I.R.S.

          EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE'S SOLE
          RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE
          ELECTION UNDER SECTION 83(b), EVEN IF EXECUTIVE REQUESTS THAT THE COMPANY MAKE THIS FILING ON BEHALF OF EXECUTIVE.

          (b)  Withholding.   Upon the recognition by Executive of taxable
               -----------
compensation income related the purchase of Shares at a discount hereunder, Executive shall make arrangements satisfactory to the Company to satisfy the obligation to withhold income and employment taxes from such recognized income, which shall include, Full payment (in cash or by check) of the amount that must be withheld by the Company for federal, state and/or local tax purposes.

     13.  Exercise of the Company's Repurchase Right.
          ------------------------------------------

          (a) The Company's Repurchase Right may be exercised upon authorization of the Board, and by the Corporate Officer or Officers of the Company to whom the Board has delegated the authority to effect the repurchase of the Shares.

          (b) The Company's Repurchase Right may be exercised for a period of sixty days following the date of Executive's termination of employment as set forth in Section 4(a) above. In order to exercise such Repurchase Right, the authorized Corporate Officer of the Company must deliver written notice to the Executive or the Executive's personal representative of the Company's intention to purchase a designated number of the Unreleased Shares, with a copy to the escrow agent referred to in Section 9 above, accompanied by: a) a check in the amount of the aggregate repurchase price; b) a notice to Executive that the Company has canceled and forgiven an amount of indebtedness (accrued interest first, and then outstanding principal) of Executive to the Company equal to the aggregate repurchase price; or c) a combination of a) and b) so that the combined payment and cancellations of indebtedness equals such aggregate repurchase price. Upon delivery of such notice and the payment of the aggregate repurchase price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company, or the right to cancel such Shares.

     14.  Release of the Purchased Shares.  Upon extinguishment of the Company's
          -------------------------------
Repurchase Right with respect to any portion of the Purchased Shares pursuant to
Section 4 above, the Shares so released shall be delivered to Executive at such address as shall be requested by Executive in writing to the Company's Stock Administrator. Executive shall submit the certificates representing the Shares to be released to the Company's Stock Administrator for reissuance without the restrictive legends relating to the Company's Repurchase Right. The Company's Stock Administrator will promptly arrange for reissuance of the certificates without such legend and delivery to Executive.

     15.  Adjustments in the Shares.  The Shares available for purchase under
          -------------------------
this Stock Purchase Agreement shall be appropriately adjusted (as to number and kind of securities, and purchase price) as determined by the Board in the event that the Company's Common Stock is changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, to the end that after such event, Executive's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in Shares available for purchase shall be made without change in the total price applicable to the Company's offer herein (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Board shall be final and binding upon Executive, the Company and all other interested persons.

     16.  Transfer of the Company's Rights and Obligations Hereunder.  Subject
          ----------------------------------------------------------
to the provisions of Section 8(c)(1) hereunder, the Company is entitled to transfer its rights and obligations under this Stock Purchase Agreement to one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. If the Company undergoes a Change of Control, then the Company shall use its best efforts to cause any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, to assume the Company's obligations under this Stock Purchase Agreement, but such successor or assign may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control transaction) for Company's offer herein.

     17.  Rights as a Stockholder.  Executive shall not be, nor have any of the
          -----------------------
rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of his right to purchase Shares hereunder unless and until such Shares have been issued by the Company to Executive.

     18.  Rights to Continuation of Employment.  Executive acknowledges and
          ------------------------------------
understands that the benefits conferred upon Executive hereunder do not constitute an express or implied promise of continued employment with the Company, and that this Stock Purchase Agreement shall not be construed as obligating the Company to employ or retain Executive for any specific period of time.

     19.  Disputes.  Any dispute arising in connection with this Stock Purchase
          --------
Agreement shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in New York, New York. The arbitration proceeding shall be conducted in New York, New York by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise provided herein. Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties.

     20.  No Waiver; Severability.  Either party's failure to enforce any
          -----------------------
provision hereunder shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing such provision and/or any other provision of this agreement. The invalidity of any provision of this Stock Purchase Agreement shall not in any manner affect the validity or enforceability. of any other provisions hereof.

     21.  Notice.  Any notice to be given under the terms of this Stock Purchase
          ------
Agreement to the Company shall be addressed to the Company in care of its Stock Administrator, 1646 N. California Blvd., Suite 500, Walnut Creek, CA 94596; Ph. 925-939-3500, fax: 925-934-8672; with a copy to the General Counsel, 2215
Sanders Road, Suite 400, Northbrook, IL 60062; and any notice to be given to Executive shall be addressed to him at his address of record on file with the Company, with a copy to his attorney, Jeffrey Zukerman, Zukerman, Gore & Brandeis, LLP, 900 Third Avenue, Eighth Floor, New York, NY 10022-4728. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Executive shall, if Executive is then deceased, be given to Executive's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice to any party will be effective upon receipt (or refusal of receipt), and shall be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid.

     22.  Compliance with Laws.  The Stock Purchase Agreement and the offer,
          --------------------
sale, issuance and delivery of Shares and the payment of the purchase price thereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to Securities Laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered pursuant to the Stock Purchase Agreement shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Stock Purchase Agreement and the Shares offered and sold hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     23.  Titles.  Titles are provided herein for convenience only and are not
          ------
to serve as a basis for interpretation or construction of this Agreement.

     24.  Governing Law; Entire Agreement; Amendments.  This Agreement shall be
          -------------------------------------------
administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to conflicts of laws thereof. This Stock Purchase Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by Executive as outlined in his employment agreement with the Company, and supersedes all prior understandings of the parties with regard thereto. In the event of a conflict between the provisions of his employment agreement with the Company and this Stock Purchase Agreement, the terms of the Stock Purchase Agreement shall prevail. This Stock Purchase Agreement may not be modified except in a writing signed by both parties.

     This Agreement may be executed in a number of counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by the parties as indicated below.

EXECUTIVE                                     GRUBB & ELLIS COMPANY

 /s/ Barry M. Barovick
----------------------------------
Barry M. Barovick                             By:  /s/ Reuben S. Leibowitz
                                                   -----------------------------
                                                   Reuben S. Leibowitz
                                                   Chairman of the Board
Date:    June 5, 2001
        --------------------------
                                              Date:    June 5, 2001
                                                      --------------------------

                                              ATTEST:
Residence Address:

9 Burnham Place                                       /s/ Carol Vanairsdale
FairLawn, NJ 07410                                    --------------------------
                                                      Carol Vanairsdale
                                                      Assistant Secretary

                                                                       EXHIBIT A

                    EXECUTIVE'S ELECTION TO PURCHASE SHARES


To:  Stock Administrator
     Grubb & Ellis Company
     1646 N. California Blvd., Suite 500
     Walnut Creek, CA 94596
     Ph. 925.939.3500
     FAX 925.934.8672 (a faxed election must be followed by delivery of the original)

     I hereby elect to purchase _____________________________ Shares of Common Stock of Grubb & Ellis Company (the "Company") pursuant to the terms of the Stock Purchase Agreement entered into as of May 15, 2001 between the Company and me, at a purchase price per Share calculated at the Fair Market Value (as defined in the Stock Purchase Agreement) per share on August 13, 2001, less
$.50 per share. I agree to provide payment of the aggregate purchase price by the close of business on August 17, 2001. I understand that the certificates representing the Shares purchased will be registered in my name. Please deliver the Share certificates to the following address, which will be the address of my stock account with the Company's stock transfer agent and registrar:


               Barry M. Barovick
               ____________________________________
               ____________________________________
               ____________________________________


    I hereby certify that my social security number is ____________________.

                                   _________________________________________

                                                   Barry M. Barovick

                                   Date_____________________________________

                                                                       EXHIBIT B



                            SECTION 83(b) ELECTION


    The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the Regulations promulgated thereunder:


1.  The name, address and taxpayer identification number of the undersigned are:

          Barry M. Barovick

          9 Burnham Place

          Fair Lawn, NJ 07410

          SSN: _______________________


2.  Description of property with respect to which the election is being made:

          _________ shares of Common Stock of Grubb & Ellis Company (the "Company"), $ .01 par value per share.


3. The date on which and taxable year in which the property was transferred to taxpayer:

          August 13, 2001.

          Taxpayer's applicable tax year:  the 2001 calendar year.


4.  The nature of the restriction(s) to which the property is subject is:

          If the undersigned taxpayer's employment with the Company is terminated under certain circumstances prior to August 13, 2004, then the Company has the right to repurchase the shares at the purchase price paid by taxpayer. This repurchase right expires as to one-third of the shares annually, upon continuation of the taxpayer's employment.

          The shares which are subject to the Company's repurchase rights are non-transferable except to members of taxpayer's immediate family and except upon death by will or the laws of descent and distribution.

5.  Fair market value of the property:

          The fair market value at the time of transfer to taxpayer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $________ per share.


6.  Amount paid for the property:

          $ _______ per share.


7. A copy of this statement has been furnished to Grubb & Ellis Company, the undersigned's employer.


                                  TAXPAYER


Date:_____________________        ____________________________
                                        Barry M. Barovick

                                  EXHIBIT C-1
                                  -----------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED I, ________________, hereby sell, assign and transfer unto ________________________________________________(__________) shares of the common stock, par value $.01 per share, of Grubb & Ellis Company standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint_______________________ _____________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Stock Purchase Agreement between Grubb & Ellis Company and the undersigned dated ______________, _____.


Dated: _______________, _______________


                              Signature:______________________________

                                  EXHIBIT C-2
                                  -----------

                           JOINT ESCROW INSTRUCTIONS


                                                                 August 13, 2001
                                                                 ---------------

Escrow Agent
Robert J. Walner
Corporate Secretary of Grubb & Ellis Company
2215 Sanders Road, Suite 400
Northbrook, IL 60062

Dear Mr. Walner:

     As Escrow Agent for Grubb & Ellis Company (the "Company") and the undersigned Barry M. Barovick (the "Executive"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. Executive irrevocably authorizes the Company to deposit with you any certificates evidencing shares of common stock of the Company (the "Purchased Shares") to be held by you hereunder and any dividends, additions and substitutions to said shares (the "Retained Distributions") as defined in the Agreement. Executive does hereby irrevocably constitute and appoint you as Executive's attorney-in-fact and agent for the term of this escrow to execute with respect to such Purchased Shares all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of the Agreement and paragraph 2, Executive shall exercise all rights and privileges of a stockholder of the Company while the Purchased Shares are held by you.

     2. In the event that you are provided notice by the Company that the Executive has terminated employment with the Company and the Purchased Shares held hereunder have been repurchased pursuant to the Repurchase Right under the Agreement, you are directed to transfer the Purchased Shares and all Retained Distributions allocable thereto to the Company.

     3. The Company shall notify you at such time and as to the amount of Purchased Shares which are no longer subject to the Repurchase Right and you will deliver to Executive a certificate or certificates representing that many shares of stock to Executive.

     4. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Executive, you shall deliver all of the same to Executive and shall be discharged of all further obligations hereunder.

     5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Executive while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     9. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

     10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party or if you cease to be an employee of the Company. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten
(10) days' advance written notice to each of the other parties hereto.

          COMPANY:       Grubb & Ellis Company
                         2215 Sanders Road, Suite 400
                         Northbrook, IL 60062


          EXECUTIVE:     Barry M. Barovick
                         9 Burnham Place
                         Fair Lawn, NJ 07410

          ESCROW AGENT:  Corporate Secretary of Grubb & Ellis Company

     15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     17. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.

EXECUTIVE                             GRUBB & ELLIS COMPANY


__________________________            By:_______________________________________
Barry M. Barovick
                                      Title:____________________________________



                                      ESCROW AGENT


                                      __________________________________________
                                      Robert J. Walner
                                      Corporate Secretary, Grubb & Ellis Company

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